UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2020, Unit Corporation (the “Company”) and certain of its subsidiaries (the Company and such subsidiaries, collectively, the “Borrowers”) entered into a Standstill and Amendment Agreement (the “Standstill Agreement”) in respect of that certain Senior Credit Agreement, dated as of September 13, 2011 (as amended, supplemented or otherwise modified, the “Credit Agreement”) with the lenders party thereto (collectively, the “Lenders”) and BOKF, NA dba Bank of Oklahoma, as administrative agent for the Lenders (the “Administrative Agent”).

On April 15, 2020, the Borrowers entered into a First Amendment to Standstill and Amendment Agreement (the “Amendment”) with the Lenders and Administrative Agent that extends the Standstill Period under the Standstill Agreement until the earlier of: (i) the receipt by any Credit Party from the Administrative Agent of notice of the occurrence of any Termination Event and (ii) 3:00 p.m. Central time on April 17, 2020. “Termination Event” is defined in the Standstill Agreement to include the occurrence of any one or more of the following: (i) any representation or warranty made or deemed to have been made by any Credit Party under the Standstill Agreement being false, misleading or erroneous in any material respect when made or deemed to have been made, (ii) any Credit Party failing to perform, observe or comply with any covenant, agreement or term contained in the Standstill Agreement or (iii) any Default which is not cured within five (5) business days or Event of Default occurring under the Credit Agreement or any of the other Loan Documents.

The foregoing description of the Amendment and the Standstill Agreement does not purport to be complete and is subject to, and qualified by reference to, the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Standstill Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 16, 2020 and is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given to them in the Amendment, Standstill Agreement or the Credit Agreement, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amendment to Standstill and Amendment Agreement, dated as of April 15, 2020, by and among Unit Corporation, Unit Drilling Company, Unit Petroleum Company, the lenders party thereto and BOKF, NA dba Bank of Oklahoma, as administrative agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: April 16, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President, Secretary & General Counsel